Exhibit 5.1

June 20, 2007

Dynabazaar, Inc.
888 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

        We have acted as special counsel to Dynabazaar, Inc., a Delaware corporation (the “Registrant”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), with respect to the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 13,094,941 shares (the “Shares”) of common stock, par value $0.001 per share, of the Registrant (the “Common Stock”), in connection with the Amended and Restated Agreement and Plan of Merger, dated as of February 26, 2007, by and among the Registrant, LQ Merger Corp, and L Q Corporation, Inc.

        We have reviewed copies of the Registration Statement, the certificate of incorporation of the Registrant, the by-laws of the Registrant and resolutions of the Board of Directors of the Registrant.

        We have also reviewed such other documents and made such other investigations as we have deemed appropriate for purposes of the opinion expressed herein. As to various questions of fact material to this opinion, we have relied upon statements, representations and certificates of officers or representatives of the Registrant, public officials and others. We have not independently verified the facts so relied upon.

        Based upon the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the Shares will, when issued and delivered in the manner described in the Registration Statement, be legally issued, fully paid and non-assessable.

        We do not express any opinion with respect to any law other than the General Corporation Law of the State of Delaware. This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Opinions” in the the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP Kramer Levin Naftalis & Frankel LLP

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